Exhibit 5.1

Manatt, Phelps & Phillips, LLP

February 17, 2015

Stamps.com Inc.
1990 E. Grand Avenue
El Segundo, CA 90245

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Stamps.com Inc., a Delaware corporation (the “Company”), as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 768,900 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Registration Statement relates to the registration of the offer and resale by certain selling stockholders set forth in the prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act of up to 768,900 shares (the “Shares”) of Common Stock, of which 192,225 shares have been issued (the “Issued Shares”) and up to 576,675 shares that are issuable pursuant to certain earn-out provisions (the “Additional Shares”) under the terms of that certain Membership Interest Purchase Agreement, dated as of June 10, 2014, by and among the Company, Auctane LLC, a Texas limited liability company and its members (the “Purchase Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined or considered originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation of the Company, as amended and as in effect on and as of the date hereof, the bylaws of the Company, as amended and as in effect on and as of the date hereof, records of relevant corporate proceedings with respect to the authorization and issuance of the Shares, and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein.

11355 West Olympic Boulevard, Los Angeles, California  90064-1614   Telephone:  310.312.4000  Fax:  310.312.4224
Albany  |  Los Angeles  |  New York  |  Orange County  |  Palo Alto  |  Sacramento  |  San Francisco  |  Washington, D.C

Stamps.com Inc.
February 17, 2015

In connection with our representation of the Company, and as a basis for the opinions expressed herein, we have assumed the legal capacity of all natural persons, the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Additional Shares have been duly authorized and, when the Additional Shares are issued in accordance with the terms of the Purchase Agreement, the Additional Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws), and the federal securities laws. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Common Stock.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

Sincerely,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP